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                              OSHKOSH B'GOSH, INC.

                           OFFER TO PURCHASE FOR CASH
                 UP TO 4,500,000 SHARES OF CLASS A COMMON STOCK
               AND UP TO 100,000 SHARES OF CLASS B COMMON STOCK,
                EACH AT A PURCHASE PRICE NOT IN EXCESS OF $21.00
                         NOR LESS THAN $18.50 PER SHARE

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
        EASTERN TIME, ON NOVEMBER 2, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated October 4, 1999, and the related Letter of Transmittal and Option Exercise Form (which together constitute the "Offer") in connection with the Offer by OshKosh B'Gosh, Inc., a Delaware corporation (the "Company"), to purchase 4,500,000 Class A Shares (or any smaller number of Class A Shares as are properly tendered) and 100,000 Class B Shares (or any smaller number of Class A Shares as are properly tendered) (collectively, the "Shares"). The Company will determine the lowest price, not in excess of $21.00 nor less than $18.50 per Class A Share (the "Class A Purchase Price"), that will allow it to purchase 4,500,000 Class A Shares (or any smaller number of Class A Shares as are properly tendered), and the separate price, not in excess of $21.00 nor less than $18.50 per Class B Share (the "Class B Purchase Price"), that will allow it to purchase 100,000 Class B Shares (or any smaller number of Class B Shares as are properly tendered), taking into account the prices specified by tendering shareholders, upon the terms and subject to the conditions set forth in the Offer.

     All Shares acquired in the Offer will be acquired at the Purchase Price for the applicable class. All Shares properly tendered at prices at or below the Purchase Price for the applicable class and not withdrawn will be purchased at the Purchase Price for that class, upon the terms and subject to the conditions of the Offer, including the proration and conditional tender provisions. Shares tendered at prices in excess of the Purchase Price for the applicable class and Shares not purchased because of proration or conditional tender will be returned. The Company reserves the right, in its sole discretion, to purchase more than 4,500,000 Class A Shares or more than 100,000 Class B Shares pursuant to the Offer. See Sections 1 and 15 of the Offer to Purchase.

     If, prior to the Expiration Date (as defined in the Offer to Purchase), more than 4,500,000 Class A Shares or more than 100,000 Class B Shares (or any greater number of Shares of either class as the Company may elect to purchase) are properly tendered and not withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase (i) first from Odd Lot Holders (as defined in the Offer to Purchase) who properly tender all applicable Shares of a class beneficially owned by such Odd Lot Holder at or below the Purchase Price for that class, (ii) second, after purchase of all of the foregoing shares, all Shares conditionally tendered, for which the condition was satisfied, and all other Shares tendered unconditionally, in each case at prices at or below the Purchase Price for the applicable class, on a pro-rata basis and (iii) third, if necessary, Shares conditionally tendered, for which the condition was not satisfied, at prices at or below the Purchase Price for the applicable class selected by random lot. If any shareholder tenders all of his or her Shares and wishes to avoid proration or to limit the extent to which only a portion of such Shares may be purchased because of the proration provisions, the shareholder may tender Shares subject to the condition that a specified minimum number of Shares (which may be represented by designated stock certificates) or none of such Shares be purchased. See Sections 1, 3 and 6 of the Offer to Purchase.

     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender those Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.
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     Please instruct us as to whether you wish us to tender any or all of the
Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. You may tender Shares of either class at prices not in excess of $21.00 nor less than $18.50 per Share as indicated in the attached Instruction Form, net to you in cash.

          2. Whether or not you tender all of your Shares of either class, you may condition your tender of Shares on the Company purchasing all or a minimum number of your Shares. If you do so, however, unconditional tenders and tenders with a lower minimum condition may have priority over your Shares. Also, you will be eligible to participate in the random lot selection procedures for conditional tenders in the case of certain oversubscriptions (as discussed in the Offer to Purchase) only if your conditional tender covers all of your Shares of the applicable class. For all of these reasons, any conditional tender may reduce the likelihood that at least some of your Shares will be purchased.

          3. You may designate the order in which your Shares shall be purchased in the event of proration.

          4. The Offer is not conditioned upon any minimum number of Shares being tendered.

          5. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, Eastern Time, on November 2, 1999, unless the Company extends the Offer.

          6. The Offer is for 4,500,000 Class A Shares and 100,000 Class B Shares, constituting approximately 32.1% of the outstanding Class A Shares and approximately 4.4% of the outstanding Class B Shares as of September 30, 1999.

          7. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 7 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. A tendering shareholder who holds securities with a shareholder's broker may be required by the broker to pay a service charge or other fee.

          8. If you beneficially hold an aggregate of fewer than 100 Class A Shares and/or fewer than 100 Class B Shares, and you instruct us to tender on your behalf all such Shares of either class at or below the Purchase Price for the applicable class before the Expiration Date (as defined in the Offer to Purchase) and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all of those Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price for that class.

          9. If you wish to tender portions of your Shares of either class at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit a separate Letter of Transmittal on your behalf for each price you will accept.

          10. The Class B Shares are not listed on any exchange and do not qualify as "margin securities." The Class B Shares continue to the convertible into Class A Shares at the holder's option on a share for share basis. The Class A Shares are expected to continue to be listed on the Nasdaq National Market.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all of your Shares registered in our name unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 2, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if more than 4,500,000 Class A Shares or more than 100,000 Class B Shares have been properly tendered at prices at or below the Class A Purchase Price or the Class B Purchase Price, respectively, and not withdrawn prior to the Expiration Date (as defined in the Offer

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

to Purchase), the Company will purchase properly tendered Shares of the oversubscribed class on the basis set forth below:

          (a) first, all Shares properly tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder (as defined in the Offer to Purchase) who:

             (1) tenders all Class A Shares and/or all Class B Shares, as applicable, beneficially owned by such Odd Lot Holder at a price at or below the Purchase Price for that class, including by electing to accept the Purchase Price for that class determined by the Company (tenders of less than all Shares of a particular class owned by the shareholder will not qualify for this preference); and

             (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          (b) second, after purchase of all of the foregoing Shares listed above, all Shares of the applicable class (1) conditionally tendered in accordance with Section 6 of the Offer to Purchase, for which the condition was satisfied, and (2) all other Shares tendered properly and unconditionally, in each case at prices at or below the Purchase Price for the applicable class and not withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in Section 1 of the Offer to Purchase; and

          (c) third, if necessary, Shares conditionally tendered, at or below the Purchase Price for the applicable class and not withdrawn prior to the Expiration Date by shareholders who tendered all of their Shares of the applicable class but for which the condition was not satisfied, selected by random lot in accordance with Section 6 of the Offer to Purchase.

     Whether or not you tender all of the Shares you own (whether beneficially or of record), you may condition your tender on the Company purchasing a minimum number of your tendered Shares. In that case, if as a result of the preliminary proration provisions in the Offer to Purchase the Company would purchase less than the specified minimum number of your Shares, then the Company will not purchase any of your Shares, except as provided in the next sentence. If as a result of conditionally tendered Shares not being purchased the total number of Shares that would be purchased falls below the aggregate number of Shares of that class to be purchased, the Company will select, by random lot, Shares for purchase from shareholders who conditionally tendered all of their Shares of the applicable class and for which the condition, based on a preliminary proration, has not been satisfied. See Sections 1 and 6 of the Offer to Purchase.

     The Offer is being made to all holders of Shares of either class. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with the statute. If, after that good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in that state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

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

                                INSTRUCTION FORM

                      INSTRUCTIONS FOR TENDER OF SHARES OF
                              OSHKOSH B'GOSH, INC.

     Please tender to OshKosh B'Gosh, Inc. (the "Company"), on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by
(us) (me) and registered in your name, upon the terms and subject to the conditions contained in the Offer to Purchase of the Company dated October 4, 1999, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

       NUMBER OF SHARES TO BE TENDERED PURSUANT TO THIS INSTRUCTION FORM:

                                          CLASS A SHARES
                       ------------------
                                          CLASS B SHARES
                       ------------------
--------------------------------------------------------------------------------

                               CONDITIONAL TENDER

[ ] Check here if you are tendering all of your Shares.
[ ] Check here and complete the following if your tender is conditional on the Company purchasing all or a minimum number of your tendered Shares.

Minimum number of Shares to be sold:
                                     -------------------------------------------

                                    ODD LOTS
                (SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

 [ ] By checking this box the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 Class A Shares and/or fewer than 100 Class B Shares and is tendering all of the undersigned's Shares of the applicable class or classes.

     In addition, the undersigned is tendering the Odd Lot Shares either (check one box):

     [ ] at the Purchase Price for the applicable class, as determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

     [ ] at the price per Share indicated below under "Price (In Dollars) Per
         Share At Which Shares Are Being Tendered."

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

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                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
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                               CHECK ONLY ONE BOX

   IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED THERE IS NO PROPER TENDER OF SHARES

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

   [ ] I WANT TO MAXIMIZE THE CHANCE OF HAVING OSHKOSH PURCHASE ALL OF THE
       SHARES I AM TENDERING (SUBJECT TO THE POSSIBILITY OF PRORATION. ACCORDINGLY BY CHECKING THIS ONE BOX INSTEAD OF ONE OF THE PRICE SELECTION BOXES BELOW, I HEREBY TENDER MY SHARES AT THE PURCHASE PRICE FOR THE APPLICABLE CLASS RESULTING FROM THE DUTCH AUCTION TENDER PROCESS. I ACKNOWLEDGE THAT THIS ACTION WILL RESULT IN ME RECEIVING A PRICE PER SHARE THAT COULD BE AS LOW AS $18.50 OR AS HIGH AS $21.00.

                                       OR

                SHARES TENDERED AT PRICE SELECTED BY SHAREHOLDER

   BY CHECKING ONE OF THE BOXES BELOW INSTEAD OF THE BOX ABOVE, I HEREBY TENDER SHARES AT THE PRICE CHECKED. I ACKNOWLEDGE THAT THIS ACTION COULD RESULT IN NONE OF THE SHARES BEING PURCHASED IF THE PURCHASE PRICE FOR SHARES OF THE APPLICABLE CLASS IS LESS THAN THE PRICE CHECKED. (SHAREHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED.)
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
         --                 [ ] $19.00             [ ] $20.00             [ ] $21.00
         --                 [ ] $19.25             [ ] $20.25                 --
     [ ] $18.50             [ ] $19.50             [ ] $20.50                 --
     [ ] $18.75             [ ] $19.75             [ ] $20.75                 --

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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM

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TENDERING THEIR SHARES. EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO
TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.

Signature(s):
             ------------------------------------------

-------------------------------------------------------

Name(s):
        -----------------------------------------------

-------------------------------------------------------
                                 (PLEASE PRINT)

-------------------------------------------------------
                          (TAXPAYER IDENTIFICATION OR
                            SOCIAL SECURITY NUMBER)

Address:
        -----------------------------------------------

-------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code and Telephone Number:
                                -----------------------

-------------------------------------------------------

Date:
      ---------------------, 1999

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